Exhibit 10.9

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is made effective as of the 30th day of December 2021, by and between Meso Numismatics Inc. a Nevada Corporation (the “Borrower”) and Lender/Investor (“Lender”) a limited liability corporation. (The Borrower and Lender sometimes may be referred to as the “Parties”).

WHEREAS, the Parties previously entered into a Loan and Securities Purchase Agreement pursuant to which Lender was issued a promissory note (“Previous Note”) in the principal amount of $6,000 (“Previous Note Amount”), and subsequently into a Waiver, the whole as attached hereto as Exhibit A (“LSPA”);

WHEREAS, to date, the Borrower has accrued interest on the Previous Note Amount in the total amount of $1,578.27 (“Accrued Interest”) for an aggregate amount of the Previous Note Amount and Accrued Interest equal to $7,578.97 (“Total Previous Note Amount”);

WHEREAS, the Parties wish to fully modify the terms of the LSPA (“New Terms”), issue a new promissory note representing the New Note Amount (as defined below) and extend the date of Maturity (as defined in the LSPA);

WHEREAS, in consideration for the New Terms, the New Note Amount shall include a 5% premium for a total of $7,958 (“New Note Amount”).

WHEREAS, to this end, the Parties hereby declare the LSPA and all related documents including the Previous Note, null and void and have entered into this herein Agreement, setting forth the terms of their entire agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the Parties hereto agree as follows:

1.    Promissory Note. The New Note Amount shall be evidenced by a non-convertible original issue discount promissory note, in substantially the form attached hereto as Exhibit B (the “New Note”), which New Note shall be executed by the Borrower as of the Execution Date. Every term contained in the New Note shall be deemed incorporated into this Agreement. To the extent any provision of the New Note shall be deemed to be inconsistent with the provisions of this Agreement, however, the provisions of this Agreement shall prevail.

2.    Terms of the New Note. The Parties agree that the New Note shall have a term of 17 months from the Execution of this Agreement and shall be due and payable in full in one lump sum on July 30, 2023 (“Maturity”). The New Note shall accrue compounded interest of exactly 12% per annum (“Interest”), which shall be added to the Principal Amount and paid at Maturity.

3.	Representation of The Borrower.

(a) The Borrower and each of its subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b) The Borrower has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Borrower and to perform its obligations hereunder and to consummate the Transaction contemplated herein.

4.	Representation of Lender.

(a) Lender has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Borrower and to perform its obligations hereunder and to consummate the Transaction contemplated herein.

(b) This Agreement involves a high degree of risk and Lender acknowledges that Lender can bear its complete economic risk.

(c) Lender has the sophistication, knowledge and business acumen necessary to adequately evaluate funding the Principal Amount to the Borrower and understands completely the terms, conditions, and risks associated with same.

5.     Penalty. In addition to Lender’s right to any default payment under the New Note, Borrower will pay a default rate equal to 5% per annum in excess of the rate set forth herein (“Penalty”) for each day any Payment due and payable herein in this Agreement is late and has not been made on its due date.

6.	Termination. This Agreement shall terminate (“Termination”):

(a)	Upon full repayment of the New Note; or

(b)	upon mutual written agreement by the Parties;

7.     Assignments, Successors and No-Third Party Rights. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

8.	Miscellaneous.

(a) All of the terms and provisions of this Agreement will be binding upon Borrower, and Lender and their respective successors.

(b) This Agreement, including the preamble, sets forth the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the Parties including but not limited to the LSPA and the Previous Note. This Agreement may be amended only by a writing executed by each of the Parties on the subject matter hereof.

(c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflict of law.

(d) Any notice, request or other communication required or permitted hereunder shall be in writing and signed and shall be deemed to have been duly given when received if personally delivered, sent by facsimile, or by established overnight courier to the address first written above for each of the Parties.

(e) If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(f) This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile signatures of the undersigned parties will have the same force and effect as original signatures.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

MESO NUMISMATICS INC.

By:
Name:	David Christensen, CEO

LENDER

By:
Manager

4